UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On various dates beginning in July 2007, certain employees, including certain of the named executive officers, of Dollar General Corporation (the “Company”) entered into Management Stockholder’s Agreements (each, a “Management Stockholder’s Agreement”) with the Company and Buck Holdings, L.P., a significant shareholder of the Company (“Buck Holdings”).  Among other terms and conditions, the Management Stockholder’s Agreements generally imposed restrictions on the transfer of shares of Company common stock held by such persons pursuant to the Management Stockholder’s Agreement for a period of approximately five years from a date on or about the date of the Management Stockholder’s Agreement (the “Transfer Restrictions”).  Many of the Transfer Restrictions expired pursuant to the terms of the Management Stockholder’s Agreements for certain of our named executive officers in July 2012.

On February 1, 2013, Buck Holdings waived all Transfer Restrictions for persons who remained within the 5-year restriction period, including those pertaining to Mr. Todd Vasos, the Company’s Executive Vice President and Chief Merchandising Officer (the “Waiver”).  Mr. Vasos’ Transfer Restrictions had been scheduled to expire in December 2013. All other terms, conditions and provisions of the Management Stockholder’s Agreements, including Mr. Vasos’ Management Stockholder’s Agreement, remain in effect and unchanged by the Waiver.

The foregoing summary of the Waiver is qualified in its entirety by reference to the copy of the Waiver that is attached hereto as Exhibit 99 and incorporated by reference herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2012	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Waiver effective February 1, 2013

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